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Jeff Donnelly
Chief Financial Officer
(240) 744-1190

Briony Quinn
Senior Vice President
(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS THIRD QUARTER 2019 RESULTS
Comparable Total Revenue Growth of 3.2%
2020 Group Pace Remains Strong
BETHESDA, Maryland, Friday, November 8, 2019 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, today announced results of operations for the quarter ended September 30, 2019.
Third Quarter 2019 Highlights

•	Net Income: Net income was $11.6 million and earnings per diluted share was $0.06

•	Comparable Revenues: Comparable total revenues increased 3.2% from the comparable period of 2018.

•	Comparable RevPAR: RevPAR was $196.95, a 1.6% increase from the comparable period of 2018 despite disruption from Hurricane Dorian (40 basis points) and renovations (20 basis points).

•	Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 30.67%, a 58 basis point contraction from the comparable period of 2018.

•	Adjusted EBITDA: Adjusted EBITDA was $67.5 million, a decrease of $2.8 million from 2018.

•	Adjusted FFO: Adjusted FFO was $55.3 million and Adjusted FFO per diluted share was $0.27.

•	Share Repurchases: During the third quarter of 2019, the Company repurchased 0.3 million shares of its common stock at an average price of $9.96 per share.

•
Refinancings: On July 25, 2019, the Company amended its senior unsecured revolving credit facility to increase capacity to $400 million, decrease pricing and extend the maturity date to July 2023. Concurrently, the Company closed on a new five-year $350 million senior unsecured term loan and repaid $300 million in outstanding senior unsecured term loans.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “We were pleased with our third quarter results, as we were able to increase comparable revenues by 3.2%. Our asset management strategy to focus on total revenues led to impressive 6.8% growth in food and beverage revenues and 9.4% growth in other revenue streams. Our resort portfolio was particularly strong in the quarter with RevPAR growth of 4.3%. Despite disruption from Hurricane Dorian and anticipated renovations, tight cost controls limited profit margin decline to 58 basis points. We continued to advance a number of this year's high value-add renovations, including the Hotel Emblem San Francisco, JW Marriott Denver and Vail Mountain Marriott. Looking ahead, our 2020 group pace is up a robust 17%, with the strongest growth at our hotels in Chicago and Boston.”
Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include the Company's acquisitions for all periods presented and exclude Frenchman's Reef for all periods presented and Havana Cabana Key West from January 1 to March 31, 2019 and the comparable period of 2018 due to the closure of these hotels. In addition, comparable operating results exclude Hotel Emblem beginning September 1, 2019 and the comparable period of 2018 due to the closure of the hotel for renovation during this time period of 2018. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended September 30, 2019, the Company reported the following:

	Third Quarter
	2019	2018	Change
Comparable Operating Results (1)
ADR	$238.35	$235.89	1.0%
Occupancy	82.6%	82.2%	0.4 percentage points
RevPAR	$196.95	$193.90	1.6%
Total RevPAR	$271.99	$263.86	3.1%
Revenues	$239.4 million	$232.0 million	3.2%
Hotel Adjusted EBITDA	$73.4 million	$72.5 million	1.2%
Hotel Adjusted EBITDA Margin	30.67%	31.25%	-58 basis points
Available Rooms	880,320	879,368	952 rooms

Actual Operating Results (2)
Revenues	$240.3 million	$220.8 million	8.8%
Net income	$11.6 million	$31.4 million	-$19.8 million
Earnings per diluted share	$0.06	$0.15	-$0.09
Adjusted EBITDA	$67.5 million	$70.3 million	-$2.8 million
Adjusted FFO	$55.3 million	$56.9 million	-$1.6 million
Adjusted FFO per diluted share	$0.27	$0.27	$0.00
(1) Comparable operating results exclude Frenchman’s Reef for all periods presented and Hotel Emblem from September 1, 2019 to September 30, 2019 and the comparable period of 2018 and include pre-acquisition operating results for Cavallo Point from July 1, 2018 to September 30, 2018. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include all of the Company's hotels for its respective ownership periods.

The Company's third quarter results were negatively impacted by the disruption from Hurricane Dorian in September 2019, which affected its three hotels in South Florida and the Renaissance Charleston Historic District. The disruption to Comparable RevPAR and Comparable Hotel Adjusted EBITDA margins was 40 basis points and 16 basis points, respectively, and $0.8 million in Hotel Adjusted EBITDA. Additionally, anticipated renovation disruption, primarily related to the repositioning of the Sheraton Suites Key West, negatively impacted Comparable RevPAR and Comparable Hotel Adjusted EBITDA margins by 20 basis points and 11 basis points, respectively, and Hotel Adjusted EBITDA by $0.5 million.

For the nine months ended September 30, 2019, the Company reported the following:

	Year to Date
	2019	2018	Change
Comparable Operating Results (1)
ADR	$235.75	$234.20	0.7%
Occupancy	79.6%	79.5%	0.1 percentage points
RevPAR	$187.70	$186.30	0.8%
Total RevPAR	$267.27	$259.74	2.9%
Revenues	$696.8 million	$676.0 million	3.1%
Hotel Adjusted EBITDA	$207.5 million	$204.3 million	1.6%
Hotel Adjusted EBITDA Margin	29.77%	30.23%	-46 basis points
Available Rooms	2,607,189	2,602,428	4,761 rooms

Actual Operating Results (2)
Revenues	$700.6 million	$640.3 million	9.4%
Net income	$49.6 million	$63.8 million	-$14.2 million
Earnings per diluted share	$0.24	$0.31	-$0.07
Adjusted EBITDA	$197.8 million	$189.5 million	$8.3 million
Adjusted FFO	$162.3 million	$156.2 million	$6.1 million
Adjusted FFO per diluted share	$0.80	$0.76	$0.04
(1) Comparable operating results exclude Frenchman’s Reef for all periods presented, Havana Cabana Key West from January 1 to March 31, 2019 and the comparable period of 2018 and Hotel Emblem from September 1, 2019 to September 30, 2019 and the comparable period of 2018 and include pre-acquisition operating results for The Landing Resort & Spa and Hotel Palomar Phoenix from January 1, 2018 to February 28, 2018 and Cavallo Point from January 1, 2018 to September 30, 2018. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include all of the Company's hotels for its respective ownership periods.

Financing Activity

On July 25, 2019, the Company entered into an amended and restated credit agreement that provides for a $400 million senior unsecured revolving credit facility and a five-year $350 million senior unsecured term loan. The Company used the proceeds from the new term loan to repay $300 million of outstanding senior unsecured term loans. The credit facility matures in July 2023, with a one-year extension option, and the term loan matures in July 2024. The interest rate is based on the Company's leverage ratio and has a pricing grid ranging from 140 to 205 basis points over LIBOR for the credit facility and 135 to 200 basis points over LIBOR for the term loan.

Frenchman's Reef Insurance Claim Update

The Company is in the process of rebuilding the resort following the significant damage caused by two sequential hurricanes in 2017. The property will be relaunched as two separate resorts, Frenchman's Reef Marriott Resort & Spa and Noni Beach, a St. Thomas Resort, both managed by Aimbridge Hospitality. The resorts are expected to reopen in the fall of 2020. Under its insurance policy, the Company is entitled to be compensated for, among other things, the cost to replace the damaged property, as well as lost profits during the rebuilding period. The Company and its insurers are in litigation regarding the Company's insurance claim with a trial date set for January 2020. Subsequent to the end of the quarter, the Company received a commitment for $40.1 million of additional insurance proceeds, which brings the total amount received by the Company under its claim to $133.3 million.

Capital Expenditures

The Company invested approximately $75.6 million in capital improvements at its operating hotels during the nine months ended September 30, 2019. The Company expects to invest approximately $125 million on capital improvements at its hotels in 2019. Significant projects in 2019 include the following:

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Hotel Emblem San Francisco: In January 2019, the Company completed the repositioning and rebranding of Hotel Emblem, which is now part of Viceroy's Urban Collection. As part of the renovation, the Company created two additional rooms at the hotel.

•
JW Marriott Denver Cherry Creek: The Company completed the renovation of the hotel's guestrooms and meeting space during the first quarter of 2019 and expects to renovate the public space later this year. As part of the guestrooms renovation, the Company created three additional rooms at the hotel.

•
Sheraton Suites Key West: The Company is completing a comprehensive repositioning renovation of the hotel, which includes upgrades to the resort’s entrance, lobby, restaurant, outdoor lounge, pool area and guestrooms. The renovation is expected to be substantially complete during the fourth quarter of 2019.

•
Vail Marriott: The Company substantially completed the second phase of the hotel renovation in the third quarter of 2019, which included the upgrade of the spa and fitness center. The scope of this project is consistent with the Company's multi-phased strategy to renovate the hotel to a luxury standard in order to position it for an upbranding in 2021 to close the rate gap with the luxury competitive set.

•
Worthington Renaissance: The Company completed the renovation of the hotel's lobby in September 2019 and expects to complete a repositioning of the restaurant outlets during the fourth quarter of 2019.

•	The Landing Resort & Spa Lake Tahoe: In third quarter of 2019, the Company completed the addition of five new guestrooms at the hotel.

•
The Lodge at Sonoma: The Company expects to enhance the overall resort to close the rate gap with the luxury competition in the market. Enhancements include adding a restaurant by Michael Mina and upgrading the spa to a luxury level.

Balance Sheet

As of September 30, 2019, the Company had $26.7 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consisted of property-specific mortgage debt, $400.0 million of unsecured term loans and $75.0 million of borrowings on its $400.0 million senior unsecured credit facility. The Company expects to end the year with a debt-to-EBITDA ratio of 4.1 times, which would be lower were it not for the loss of EBITDA from the closure of Frenchman's Reef.

Share Repurchase Program

During the third quarter of 2019, the Company repurchased 0.3 million shares of its common stock at an average price of $9.96 per share for a total purchase price of $2.8 million. The Company has repurchased 7.8 million shares of its common stock at an average price of $9.58 per share since it began repurchasing shares in December 2018. The Company has $175.2 million of remaining authorized capacity under its $250 million share repurchase program.

Guidance
The Company is providing annual guidance for 2019, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Comparable RevPAR growth assumes all of the Company’s hotels were owned as of January 1, 2018, but excludes Havana Cabana Key West from January 1 to March 31, 2018 and 2019, Hotel Emblem from September 1 to December 31, 2018 and 2019 and Frenchman’s Reef for all periods.

The Company is updating its full year guidance for the following: flat transient demand trends continuing in the fourth quarter, the unanticipated disruption from Hurricane Dorian in the third quarter and disruption from PG&E's voluntary power outages in Northern California. The Company now expects full year 2019 results to be as follows:

	Prior Guidance		Revised Guidance		Change at Midpoint
Metric	Low End	High End	Low End	High End

(Includes Frenchman's Reef Business Interruption Agreed Upon For Partial Year 2019)
Comparable RevPAR Growth	0 percent	1.5 percent	0 percent	0.75 percent	-37.5 basis points
Comparable Total RevPAR Growth	0.5 percent	2.5 percent	1.0 percent	2.5 percent	+25 basis points
Adjusted EBITDA	$256 million	$265 million	$256 million	$260 million	-$2.5 million
Adjusted FFO	$206 million	$214 million	$211 million	$214 million	+$2.5 million
Adjusted FFO per share (based on 204 million diluted shares)	$1.01 per share	$1.05 per share	$1.03 per share	$1.05 per share	+$0.01 per share

The guidance above incorporates business interruption insurance income related to Frenchman's Reef of $8.8 million, which is less than the $16.1 million recognized in 2018. The Company believes it is entitled to at least $16.1 million of business interruption insurance income for the full year 2019, but the insurers have only agreed to $8.8 million at this time, which represents lost profits through April 2019. The Company continues to pursue from insurers all of the amounts to which it believes it is legally entitled under its insurance policies, but the timing of a resolution is uncertain. The following chart provides a quarterly comparison of income received from business interruption insurance in 2018 and projected for 2019:

Frenchman's Reef BI Income	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Full Year
2018	$5.3 million	$2.0 million	$5.7 million	$3.1 million	$16.1 million
2019	$8.8 million	$0.0 million	$0.0 million	TBD	$8.8 million + TBD

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information. The operating information includes the Company's 2018 acquisitions for all periods and excludes Havana Cabana Key West from January 1, 2018 to March 31, 2018, Hotel Emblem from September 1, 2018 to December 31, 2018 and Frenchman's Reef for all periods.

	Quarter 1, 2018	Quarter 2, 2018	Quarter 3, 2018	Quarter 4, 2018	Full Year 2018
ADR	$215.62	$248.73	$235.89	$244.43	$236.71
Occupancy	73.6%	82.7%	82.2%	76.9%	78.9%
RevPAR	$158.72	$205.69	$193.90	$188.06	$186.75
Revenues (in thousands)	$195,580	$248,351	$232,028	$231,328	$907,287
Hotel Adjusted EBITDA (in thousands)	$47,577	$84,225	$72,513	$69,921	$274,236
% of full Year	17.35%	30.71%	26.44%	25.50%	100.0%
Hotel Adjusted EBITDA Margin	24.33%	33.91%	31.25%	30.23%	30.23%
Available Rooms	853,470	869,590	879,368	873,540	3,475,968

Earnings Call
The Company will host a conference call to discuss its third quarter results on Friday, November 8, 2019, at 11:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 9690568. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Property and equipment, net	$3,008,023	$2,944,617
Right-of-use assets (1)	98,496	—
Favorable lease assets, net	—	63,945
Restricted cash	49,579	47,735
Due from hotel managers	114,125	86,914
Prepaid and other assets (2)	18,249	10,506
Cash and cash equivalents	26,723	43,863
Total assets	$3,315,195	$3,197,580
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$619,956	$629,747
Term loans, net of unamortized debt issuance costs	398,699	348,219
Senior unsecured credit facility	75,000	—
Total debt	1,093,655	977,966

Deferred income related to key money, net	11,441	11,739
Unfavorable contract liabilities, net	67,997	73,151
Deferred rent	51,020	93,719
Lease liabilities (1)	102,970	—
Due to hotel managers	81,426	72,678
Distributions declared and unpaid	25,771	26,339
Accounts payable and accrued expenses (3)	70,561	51,395
Total liabilities	1,504,841	1,306,987
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,196,850 and 204,536,485 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	2,002	2,045
Additional paid-in capital	2,087,937	2,126,472
Accumulated deficit	(287,582)	(245,620)
Total stockholders’ equity	1,802,357	1,882,897
Noncontrolling interests	7,997	7,696
Total equity	1,810,354	1,890,593
Total liabilities and equity	$3,315,195	$3,197,580

(1) On January 1, 2019, we adopted Accounting Standard No. 2016-02, Leases (Topic 842), as amended. The new standard requires that all leases be recognized as lease assets and lease liabilities on the balance sheet. As a result, we have recognized $98.5 million of right-of-use assets and $103.0 million of lease liabilities as of September 30, 2019. The adoption did not affect our statement of operations.

(2) Includes $2.8 million and $0.2 million of insurance receivables, $0.3 million of deferred tax assets, $6.5 million and $3.9 million of prepaid expenses and $8.6 million and $6.1 million of other assets as of September 30, 2019 and December 31, 2018, respectively.

(3) Includes $7.2 million of deferred tax liabilities, $3.6 million and $1.9 million of accrued hurricane-related costs, $19.1 million and $17.8 million of accrued property taxes, $23.3 million and $12.4 million of accrued capital expenditures, and $17.4 million and $12.1 million of other accrued liabilities as of September 30, 2019 and December 31, 2018, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rooms	$174,113	$165,750	$492,395	$469,786
Food and beverage	50,624	42,922	161,803	135,286
Other	15,542	12,146	46,374	35,225
Total revenues	240,279	220,818	700,572	640,297
Operating Expenses:
Rooms	42,840	41,779	124,581	117,972
Food and beverage	34,262	29,047	103,868	88,202
Management fees	6,088	6,099	18,745	15,542
Franchise fees	6,894	6,507	19,961	19,285
Other hotel expenses	85,157	72,224	241,955	222,152
Depreciation and amortization	29,474	26,369	87,805	77,304
Corporate expenses	6,318	4,521	20,785	22,139
Business interruption insurance income	—	(8,227)	(8,822)	(16,254)
Gain on property insurance settlement	—	(1,730)	—	(1,730)
Total operating expenses, net	211,033	176,589	608,878	544,612

Interest and other income, net	(102)	(621)	(510)	(1,428)
Interest expense	14,184	10,233	38,264	30,384
Loss on early extinguishment of debt	2,373	—	2,373	—
Total other expenses, net	16,455	9,612	40,127	28,956
Income before income taxes	12,791	34,617	51,567	66,729
Income tax expense	(1,217)	(3,174)	(1,939)	(2,939)
Net income	11,574	31,443	49,628	63,790
Less: Net income attributable to noncontrolling interests	(45)	—	(194)	—
Net income attributable to common stockholders	$11,529	$31,443	$49,434	$63,790
Earnings per share:
Basic earnings per share	$0.06	$0.15	$0.24	$0.31
Diluted earnings per share	$0.06	$0.15	$0.24	$0.31

Weighted-average number of common shares outstanding:
Basic	201,448,348	208,758,945	202,218,646	204,520,637
Diluted	201,992,289	209,597,037	202,682,588	205,349,762

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•
Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•
Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements (including adjustments related to property insurance settlements); costs incurred related to natural disasters; and gains from insurance proceeds, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to derivative instruments. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$11,574	$31,443	$49,628	$63,790
Interest expense	14,184	10,233	38,264	30,384
Income tax expense	1,217	3,174	1,939	2,939
Real estate related depreciation and amortization	29,474	26,369	87,805	77,304
EBITDA/EBITDAre	56,449	71,219	177,636	174,417
Non-cash lease expense and other amortization	1,750	1,343	5,249	3,842
Uninsured costs related to natural disasters (1)	6,378	1,690	11,445	3,005
Hotel manager transition and pre-opening items (2)	582	100	1,050	(1,699)
Gain on property insurance settlement	—	(1,730)	—	(1,730)
Loss on early extinguishment of debt	2,373	—	2,373	—
Severance costs (3)	—	(2,351)	—	11,691
Adjusted EBITDA	$67,532	$70,271	$197,753	$189,526

(1)	Represents professional fees and other costs incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(2)
Three months ended September 30, 2019 consist of (a) less than $0.1 million of pre-opening costs related to the reopening of the Hotel Emblem and manager transition costs related to the Westin Washington, D.C. City Center and (b) $0.6 million of manager termination fees for L'Auberge de Sedona and Orchards Inn Sedona. Nine months ended September 30, 2019 consists of (a) $0.4 million of pre-opening costs related to the reopening of the Hotel Emblem, (b) $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center and (c) $0.6 million of manager termination fees for L'Auberge de Sedona and Orchards Inn Sedona. Three months ended September 30, 2018 consists of $0.1 million related to manager transition costs at L'Auberge de Sedona and Orchards Inn Sedona and pre-opening costs related to the reopening of the Havana Cabana Key West and Hotel Emblem. Nine months ended September 30, 2018 consists of (a) manager transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.4 million related to the reopening of the Havana Cabana Key West and Hotel Emblem, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.

(3)
Three months ended September 30, 2018 consists of the reversal of expenses related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations. Nine months ended September 30, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.8 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2019 Guidance
	Low End	High End
Net income	$62,300	$66,300
Interest expense	48,500	47,500
Income tax expense	1,500	3,500
Real estate related depreciation and amortization	118,000	117,000
EBITDA/EBITDAre	230,300	234,300
Non-cash lease expense and other amortization	7,100	7,100
Hotel manager transition and pre-opening items	1,200	1,200
Loss on early extinguishment of debt	2,400	2,400
Uninsured costs related to natural disasters	15,000	15,000
Adjusted EBITDA	$256,000	$260,000
Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$11,574	$31,443	$49,628	$63,790
Interest expense	14,184	10,233	38,264	30,384
Income tax expense	1,217	3,174	1,939	2,939
Real estate related depreciation and amortization	29,474	26,369	87,805	77,304
EBITDA	56,449	71,219	177,636	174,417
Corporate expenses	6,318	4,521	20,785	22,139
Interest and other income, net	(102)	(621)	(510)	(1,428)
Loss on early extinguishment of debt	2,373	—	2,373	—
Uninsured costs related to natural disasters (1)	6,378	1,690	11,445	3,005
Severance costs (2)	—	—	—	10,914
Gain on property insurance settlement	—	(1,730)	—	(1,730)
Hotel EBITDA	71,416	75,079	211,729	207,317
Non-cash lease expense and other amortization	1,750	1,343	5,249	3,842
Hotel manager transition and pre-opening items (3)	582	100	1,050	(1,699)
Hotel Adjusted EBITDA	$73,748	$76,522	$218,028	$209,460

(1)     Represents professional fees and other costs incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.
(2) Represents payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations.
(3) Three months ended September 30, 2019 consist of (a) less than $0.1 million of pre-opening costs related to the reopening of the Hotel Emblem and manager transition costs related to the Westin Washington, D.C. City Center and (b) $0.6 million of manager termination fees for L'Auberge de Sedona and Orchards Inn Sedona. Nine months ended September 30, 2019 consists of (a) $0.4 million of pre-opening costs related to the reopening of the Hotel Emblem, (b) $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center and (c) $0.6 million of manager termination fees for L'Auberge de Sedona and Orchards Inn Sedona. Three months ended September 30, 2018 consists of $0.1 million related to manager transition costs at L'Auberge de Sedona and Orchards Inn Sedona and pre-opening costs related to the reopening of the Havana Cabana Key West and Hotel Emblem. Nine months ended September 30,

2018 consists of (a) manager transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.4 million related to the reopening of the Havana Cabana Key West and Hotel Emblem, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2019	2018	2019	2018
Net income	$11,574	$31,443	$49,628	$63,790
Real estate related depreciation and amortization	29,474	26,369	87,805	77,304
FFO	41,048	57,812	137,433	141,094
Non-cash lease expense and other amortization	1,750	1,343	5,249	3,842
Uninsured costs related to natural disasters (1)	6,378	1,690	11,445	3,005
Hotel manager transition and pre-opening items (2)	582	100	1,050	(1,699)
Gain on property insurance settlement	—	(1,730)	—	(1,730)
Loss on early extinguishment of debt	2,373	—	2,373	—
Severance costs (3)	—	(2,351)	—	11,691
Fair value adjustments to derivative instruments	3,143	—	4,790	—
Adjusted FFO	$55,274	$56,864	$162,340	$156,203
Adjusted FFO per diluted share	$0.27	$0.27	$0.80	$0.76

(1)	Represents professional fees and other costs incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(2)
Three months ended September 30, 2019 consist of (a) less than $0.1 million of pre-opening costs related to the reopening of the Hotel Emblem and manager transition costs related to the Westin Washington, D.C. City Center and (b) $0.6 million of manager termination fees for L'Auberge de Sedona and Orchards Inn Sedona. Nine months ended September 30, 2019 consists of (a) $0.4 million of pre-opening costs related to the reopening of the Hotel Emblem, (b) $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center and (c) $0.6 million of manager termination fees for L'Auberge de Sedona and Orchards Inn Sedona. Three months ended September 30, 2018 consists of $0.1 million related to manager transition costs at L'Auberge de Sedona and Orchards Inn Sedona and pre-opening costs related to the reopening of the Havana Cabana Key West and Hotel Emblem. Nine months ended September 30, 2018 consists of (a) manager transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.4 million related to the reopening of the Havana Cabana Key West and Hotel Emblem, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.

(3)
Three months ended September 30, 2018 consists of the reversal of expenses related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations. Nine months ended September 30, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.8 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2019 Guidance
	Low End	High End
Net income	$62,300	$66,300
Real estate related depreciation and amortization	118,000	117,000
FFO	180,300	183,300
Non-cash lease expense and other amortization	7,100	7,100
Hotel manager transition and pre-opening items	1,200	1,200
Loss on early extinguishment of debt	2,400	2,400
Uninsured costs related to natural disasters	15,000	15,000
Fair value adjustments to derivative instruments	5,000	5,000
Adjusted FFO	$211,000	$214,000
Adjusted FFO per diluted share	$1.03	$1.05

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2018 acquisitions and excludes the results for closed hotels (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$240,279	$220,818	$700,572	$640,297
Hotel revenues from prior ownership (1)	—	11,255	—	35,706
Hotel revenues from closed hotels (2)	(844)	(46)	(3,759)	(46)
Comparable Revenues	$239,435	$232,027	$696,813	$675,957

Hotel Adjusted EBITDA	$73,748	$76,522	$218,028	$209,460
Hotel Adjusted EBITDA from prior ownership (1)	—	3,627	—	9,838
Hotel Adjusted EBITDA from closed hotels (2)	(308)	(7,636)	(10,556)	(14,983)
Comparable Hotel Adjusted EBITDA	$73,440	$72,513	$207,472	$204,315

Hotel Adjusted EBITDA Margin	30.69%	34.65%	31.12%	32.71%
Comparable Hotel Adjusted EBITDA Margin	30.67%	31.25%	29.77%	30.23%

(1)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and Cavallo Point for the period from January 1, 2018 to September 30, 2018. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2)
Amounts represent the operating results of Frenchman's Reef for all periods presented, Havana Cabana Key West for January 1 to March 31, 2019 and the comparable period of 2018 and Hotel Emblem from September 1, 2019 to September 30, 2019 and the comparable period of 2018.

Comparable Hotel Operating Expenses
The following table sets forth hotel operating expenses for the three and nine months ended September 30, 2019 and 2018 for each of the hotels that we owned during these periods. Our GAAP hotel operating expenses for the three and nine months ended September 30, 2019 and 2018 consisted of the line items set forth below (dollars in thousands) under the column titled “As Reported.” The amounts reported in this column include amounts that are not comparable period-over-period. In order to reflect the period in 2019 comparable to 2018, the amounts in the column titled “Adjustments for Acquisitions” represent the pre-acquisition operating costs of The Landing Resort & Spa and the Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and Cavallo Point for the period from January 1, 2018 to September 30, 2018. The amounts in the column titled “Adjustments for Closed Hotels” represent the operating costs for all periods presented of Frenchman's Reef, Havana Cabana Key West from January 1 to March 31, 2019 and the comparable period of 2018 and Hotel Emblem from September 1, 2019 to September 30, 2019 and the comparable period of 2018. Both Frenchman's Reef and Havana Cabana Key West closed in early September 2017 in advance of Hurricane Irma. Havana Cabana Key West reopened in April 2018 and Frenchman's Reef remains closed. Hotel Emblem closed in September 2018 for a comprehensive renovation and reopened in January 2019. We provide this important supplemental information to our investors because this information provides a useful means for investors to measure our operating performance on a comparative basis. See the column titled “Comparable."
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP in this release. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations at our hotels that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. In particular, we note the pre-acquisition operating results set forth in the column titled “Adjustments for Acquisitions” were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by our independent auditors.

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Three Months Ended September 30,							Three Months Ended September 30,
	2019	2018	% Change	2019	2018	2019	2018	2019	2018	% Change

Rooms departmental expenses	$42,840	$41,779	2.5%	$(211)	$(37)	$—	$1,424	$42,629	$43,166	(1.2)%
Food and beverage departmental expenses	34,262	29,047	18.0%	(35)	(15)	—	2,964	34,227	31,996	7.0%
Other direct departmental	3,984	2,598	53.3%	(14)	(1)	—	1,044	3,970	3,641	9.0%
General and administrative	20,843	18,212	14.4%	(110)	(46)	—	1,015	20,733	19,181	8.1%
Utilities	5,572	5,567	0.1%	(9)	(15)	—	17	5,563	5,569	(0.1)%
Repairs and maintenance	8,816	8,035	9.7%	(20)	(7)	—	274	8,796	8,302	6.0%
Sales and marketing	16,957	15,705	8.0%	(75)	(39)	—	523	16,882	16,189	4.3%
Franchise fees	6,894	6,507	5.9%	—	—	—	—	6,894	6,507	5.9%
Base management fees	4,920	4,725	4.1%	(23)	(1)	—	280	4,897	5,004	(2.1)%
Incentive management fees	1,168	1,374	(15.0)%	—	—	—	—	1,168	1,374	(15.0)%
Property taxes	14,766	14,157	4.3%	(35)	324	—	—	14,731	14,481	1.7%
Lease expense	3,144	2,974	5.7%	—	—	—	—	3,144	2,974	5.7%
Insurance	2,300	1,996	15.2%	(9)	(13)	—	93	2,291	2,076	10.4%
Uninsured costs related to natural disasters	6,378	1,690	277.4%	(6,378)	(1,690)	—	—	—	—	—%
Hotel manager transition/pre-opening items	582	100	482.0%	—	(100)	—	—	582	—	100.0%
Other fixed expenses	1,815	1,190	52.5%	5	(167)	—	(4)	1,820	1,019	78.6%
Total hotel operating expenses	$175,241	$155,656	12.6%	$(6,914)	$(1,807)	$—	$7,630	$168,327	$161,479	4.2%
Uninsured costs related to natural disasters	(6,378)	(1,690)		6,378	1,690	—	—	—	—
Hotel manager transition/pre-opening items	(582)	(100)		—	100	—	—	(582)	—
Non-cash lease expense and other amortization	(1,750)	(1,343)		—	—	—	—	(1,750)	(1,343)
Total adjusted hotel operating expenses	$166,531	$152,523	9.2%	$(536)	$(17)	$—	$7,630	$165,995	$160,136	3.7%

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Nine Months Ended September 30,							Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	2019	2018	2019	2018	% Change

Rooms departmental expenses	$124,581	$117,972	5.6%	$(674)	$(37)	$—	$4,745	$123,907	$122,680	1.0%
Food and beverage departmental expenses	103,868	88,202	17.8%	(232)	(15)	—	10,092	103,636	98,279	5.5%
Other direct departmental	11,593	7,617	52.2%	(71)	(1)	—	3,186	11,522	10,802	6.7%
General and administrative	61,948	54,514	13.6%	(300)	(46)	—	3,349	61,648	57,817	6.6%
Utilities	15,623	15,600	0.1%	(95)	(15)	—	162	15,528	15,747	(1.4)%
Repairs and maintenance	26,118	23,908	9.2%	(120)	(7)	—	1,032	25,998	24,933	4.3%
Sales and marketing	49,628	45,878	8.2%	(182)	(73)	—	1,776	49,446	47,581	3.9%
Franchise fees	19,961	19,285	3.5%	—	—	—	—	19,961	19,285	3.5%
Base management fees	14,829	11,407	30.0%	(111)	2,184	—	923	14,718	14,514	1.4%
Incentive management fees	3,916	4,135	(5.3)%	—	—	—	—	3,916	4,135	(5.3)%
Property taxes	43,171	41,950	2.9%	(99)	271	—	81	43,072	42,302	1.8%
Lease expense	9,554	8,651	10.4%	—	—	—	50	9,554	8,701	9.8%
Insurance	6,605	5,135	28.6%	(121)	(53)	—	402	6,484	5,484	18.2%
Severance costs	—	10,914	(100.0)%	—	—	—	—	—	10,914	(100.0)%
Uninsured costs related to natural disasters	11,445	3,005	280.9%	(11,445)	(3,005)	—	—	—	—	—%
Hotel manager transition/pre-opening items	1,050	484	116.9%	—	—	—	(399)	1,050	85	1,135.3%
Other fixed expenses	5,220	4,496	16.1%	(20)	(186)	—	117	5,200	4,427	17.5%
Total hotel operating expenses	$509,110	$463,153	9.9%	$(13,470)	$(983)	$—	$25,516	$495,640	$487,686	1.6%
Severance costs	—	(10,914)		—	—	—	—	—	(10,914)
Uninsured costs related to natural disasters	(11,445)	(3,005)		11,445	3,005	—	—	—	—
Hotel manager transition/pre-opening items	(1,050)	1,699		—	(1,784)	—	—	(1,050)	(85)
Non-cash lease expense and other amortization	(5,249)	(3,842)		—	—	—	(50)	(5,249)	(3,892)
Total adjusted hotel operating expenses	$491,366	$447,091	9.9%	$(2,025)	$238	$—	$25,466	$489,341	$472,795	3.5%

Market Capitalization as of September 30, 2019
(in thousands)
Enterprise Value

Common equity capitalization (at September 30, 2019 closing price of $10.25/share)	$2,068,222
Consolidated debt (face amount)	1,098,390
Cash and cash equivalents	(26,723)
Total enterprise value	$3,139,889
Share Reconciliation

Common shares outstanding	200,197
Unvested restricted stock held by management and employees	393
Share grants under deferred compensation plan	1,188
Combined shares outstanding	201,778

Debt Summary as of September 30, 2019
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	$53,866	November 2020
Westin Washington D.C. City Center	3.99%	Fixed	61,106	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	27,188	April 2023
Westin San Diego	3.94%	Fixed	62,241	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	81,494	August 2024
Renaissance Worthington	3.66%	Fixed	81,321	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	61,549	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	191,682	November 2025
New Market Tax Credit loan(1)	5.17%	Fixed	2,943	December 2020
Unamortized debt issuance costs			(3,434)
Total mortgage and other debt, net of unamortized debt issuance costs			619,956

Unsecured term loan	LIBOR + 1.40(2)	Variable	350,000	July 2024
Unsecured term loan	LIBOR + 1.40(3)	Fixed	50,000	October 2023
Unamortized debt issuance costs			(1,301)
Unsecured term loans, net of unamortized debt issuance costs			398,699

Senior unsecured credit facility	LIBOR + 1.45	Variable	75,000	July 2023 (4)

Total debt, net of unamortized debt issuance costs			$1,093,655
Weighted-average interest rate of fixed rate debt	3.98%
Total weighted-average interest rate	3.87%

(1)	Assumed in connection with the acquisition of the Hotel Palomar Phoenix in March 2018.

(2)	The Company entered into an interest rate swap agreement in July 2019 to fix LIBOR at 1.70% for $175 million of the term loan through July 2024.

(3)	The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023.

(4)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – Third Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	3Q 2019	3Q 2018	B/(W)	3Q 2019	3Q 2018	B/(W)	3Q 2019	3Q 2018	B/(W)	3Q 2019	3Q 2018	B/(W)
Atlanta Alpharetta Marriott	$163.80	$162.26	0.9%	72.9%	72.9%	—%	$119.41	$118.35	0.9%	32.96%	35.64%	-268 bps
Bethesda Marriott Suites	$167.95	$166.55	0.8%	70.4%	63.1%	7.3%	$118.20	$105.09	12.5%	23.38%	19.60%	378 bps
Boston Westin	$261.88	$259.62	0.9%	84.5%	83.0%	1.5%	$221.26	$215.46	2.7%	28.96%	27.89%	107 bps
Hilton Boston Downtown	$342.48	$339.42	0.9%	92.6%	93.7%	(1.1)%	$317.16	$317.98	(0.3)%	44.00%	45.25%	-125 bps
Hilton Burlington	$244.03	$237.75	2.6%	90.1%	90.2%	(0.1)%	$219.97	$214.40	2.6%	47.98%	45.43%	255 bps
Cavallo Point (1)	$469.36	$493.42	(4.9)%	68.1%	74.2%	(6.1)%	$319.72	$366.25	(12.7)%	30.41%	32.22%	-181 bps
Renaissance Charleston	$239.40	$234.15	2.2%	77.9%	80.0%	(2.1)%	$186.38	$187.40	(0.5)%	30.34%	34.06%	-372 bps
Chicago Marriott	$239.22	$238.88	0.1%	82.5%	87.1%	(4.6)%	$197.32	$207.95	(5.1)%	32.76%	33.19%	-43 bps
Chicago Gwen	$280.57	$279.06	0.5%	91.3%	85.7%	5.6%	$256.27	$239.24	7.1%	40.23%	33.78%	645 bps
Courtyard Denver Downtown	$218.40	$211.72	3.2%	85.9%	89.4%	(3.5)%	$187.70	$189.35	(0.9)%	50.57%	52.78%	-221 bps
Hotel Emblem (1)	$230.17	$219.21	5.0%	92.4%	83.3%	9.1%	$212.58	$182.50	16.5%	26.41%	32.86%	-645 bps
Courtyard Fifth Avenue	$256.72	$269.65	(4.8)%	91.6%	93.5%	(1.9)%	$235.21	$252.11	(6.7)%	19.21%	21.08%	-187 bps
Courtyard Midtown East	$266.37	$261.96	1.7%	97.4%	97.1%	0.3%	$259.56	$254.47	2.0%	28.28%	29.98%	-170 bps
Fort Lauderdale Westin	$144.14	$140.03	2.9%	69.6%	68.4%	1.2%	$100.29	$95.74	4.8%	8.93%	11.58%	-265 bps
JW Marriott Denver Cherry Creek	$262.04	$261.10	0.4%	85.9%	86.4%	(0.5)%	$225.20	$225.70	(0.2)%	29.00%	34.18%	-518 bps
Havana Cabana Key West	$170.13	$161.01	5.7%	85.9%	76.7%	9.2%	$146.13	$123.53	18.3%	17.38%	134.77%	-11739 bps
Sheraton Suites Key West	$205.47	$210.39	(2.3)%	61.4%	80.5%	(19.1)%	$126.16	$169.27	(25.5)%	11.10%	33.82%	-2272 bps
The Landing Resort & Spa	$376.60	$362.68	3.8%	86.4%	83.9%	2.5%	$325.43	$304.21	7.0%	37.04%	37.74%	-70 bps
Lexington Hotel New York	$262.09	$251.05	4.4%	94.3%	92.4%	1.9%	$247.10	$232.10	6.5%	26.94%	22.50%	444 bps
Hotel Palomar Phoenix	$143.55	$141.84	1.2%	73.4%	73.7%	(0.3)%	$105.30	$104.54	0.7%	13.18%	11.97%	121 bps
Salt Lake City Marriott	$179.29	$168.43	6.4%	76.1%	72.0%	4.1%	$136.50	$121.28	12.5%	40.13%	37.73%	240 bps
L'Auberge de Sedona	$533.79	$516.47	3.4%	71.7%	70.4%	1.3%	$382.61	$363.75	5.2%	21.91%	20.37%	154 bps
Orchards Inn Sedona	$207.09	$214.21	(3.3)%	74.3%	71.4%	2.9%	$153.97	$152.90	0.7%	16.83%	24.54%	-771 bps
Shorebreak	$306.54	$290.84	5.4%	81.8%	85.0%	(3.2)%	$250.72	$247.25	1.4%	41.58%	38.85%	273 bps
The Lodge at Sonoma	$349.59	$354.29	(1.3)%	83.8%	80.3%	3.5%	$292.92	$284.34	3.0%	37.87%	42.22%	-435 bps
Hilton Garden Inn Times Square Central	$249.41	$256.84	(2.9)%	98.7%	98.1%	0.6%	$246.24	$251.96	(2.3)%	27.38%	31.03%	-365 bps
Vail Marriott	$212.25	$190.49	11.4%	70.4%	59.9%	10.5%	$149.45	$114.17	30.9%	26.53%	19.69%	684 bps
Westin San Diego	$192.85	$203.82	(5.4)%	86.0%	85.5%	0.5%	$165.84	$174.19	(4.8)%	37.10%	39.53%	-243 bps
Westin Washington D.C. City Center	$178.69	$167.01	7.0%	90.7%	88.1%	2.6%	$162.01	$147.18	10.1%	28.78%	24.76%	402 bps
Renaissance Worthington	$177.73	$177.71	—%	69.5%	70.1%	(0.6)%	$123.48	$124.54	(0.9)%	19.37%	31.19%	-1182 bps
Comparable Total (1)	$238.35	$235.89	1.0%	82.6%	82.2%	0.4%	$196.95	$193.90	1.6%	30.67%	31.25%	-58 bps

(1)
Amounts exclude the operating results of Frenchman's Reef for all periods presented and Hotel Emblem from September 1 to September 30, 2019 and the comparable time period of 2018 and include the pre-acquisition operating results of Cavallo Point from July 1 to September 30, 2018.

Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2019	YTD 2018	B/(W)	YTD 2019	YTD 2018	B/(W)	YTD 2019	YTD 2018	B/(W)	YTD 2019	YTD 2018	B/(W)
Atlanta Alpharetta Marriott	$166.97	$173.66	(3.9)%	72.7%	69.5%	3.2%	$121.42	$120.74	0.6%	35.30%	35.28%	2 bps
Bethesda Marriott Suites	$176.98	$179.28	(1.3)%	73.0%	65.6%	7.4%	$129.23	$117.69	9.8%	30.24%	26.40%	384 bps
Boston Westin	$251.43	$250.51	0.4%	78.4%	76.5%	1.9%	$197.05	$191.56	2.9%	28.00%	26.23%	177 bps
Hilton Boston Downtown	$308.79	$298.92	3.3%	88.9%	88.0%	0.9%	$274.58	$262.93	4.4%	39.68%	40.16%	-48 bps
Hilton Burlington	$193.56	$190.99	1.3%	81.7%	81.8%	(0.1)%	$158.11	$156.29	1.2%	38.61%	38.88%	-27 bps
Cavallo Point (1)	$458.60	$455.78	0.6%	65.2%	67.8%	(2.6)%	$298.90	$309.18	(3.3)%	26.64%	27.59%	-95 bps
Renaissance Charleston	$260.92	$255.55	2.1%	84.0%	84.9%	(0.9)%	$219.09	$216.86	1.0%	39.64%	40.21%	-57 bps
Chicago Marriott	$225.86	$228.45	(1.1)%	72.7%	73.6%	(0.9)%	$164.20	$168.23	(2.4)%	28.24%	26.72%	152 bps
Chicago Gwen	$256.86	$254.98	0.7%	83.3%	82.3%	1.0%	$213.95	$209.79	2.0%	28.45%	26.60%	185 bps
Courtyard Denver Downtown	$200.80	$198.12	1.4%	81.1%	84.1%	(3.0)%	$162.75	$166.55	(2.3)%	48.28%	47.48%	80 bps
Hotel Emblem (1)	$233.85	$204.67	14.3%	77.5%	81.9%	(4.4)%	$181.20	$167.64	8.1%	18.34%	28.67%	-1033 bps
Courtyard Fifth Avenue	$248.54	$259.44	(4.2)%	86.7%	89.9%	(3.2)%	$215.49	$233.13	(7.6)%	13.76%	16.98%	-322 bps
Courtyard Midtown East	$244.82	$246.82	(0.8)%	95.6%	93.7%	1.9%	$234.03	$231.21	1.2%	23.09%	24.86%	-177 bps
Fort Lauderdale Westin	$204.38	$199.24	2.6%	81.8%	82.7%	(0.9)%	$167.26	$164.73	1.5%	31.57%	32.55%	-98 bps
JW Marriott Denver Cherry Creek	$258.63	$253.12	2.2%	70.8%	82.3%	(11.5)%	$183.12	$208.40	(12.1)%	21.63%	32.71%	-1108 bps
Havana Cabana Key West (1)	$186.82	$173.59	7.6%	88.1%	75.3%	12.8%	$164.61	$130.65	26.0%	29.94%	18.32%	1162 bps
Sheraton Suites Key West	$259.71	$252.38	2.9%	80.5%	87.8%	(7.3)%	$209.08	$221.61	(5.7)%	35.56%	44.06%	-850 bps
The Landing Resort & Spa (1)	$321.13	$326.19	(1.6)%	65.4%	59.6%	5.8%	$210.11	$194.38	8.1%	19.34%	18.96%	38 bps
Lexington Hotel New York	$243.87	$236.54	3.1%	89.4%	89.7%	(0.3)%	$218.10	$212.28	2.7%	18.72%	16.70%	202 bps
Hotel Palomar Phoenix (1)	$185.74	$189.53	(2.0)%	82.7%	76.2%	6.5%	$153.51	$144.40	6.3%	29.48%	27.67%	181 bps
Salt Lake City Marriott	$173.43	$174.07	(0.4)%	69.4%	73.3%	(3.9)%	$120.42	$127.67	(5.7)%	36.54%	38.77%	-223 bps
L'Auberge de Sedona	$596.05	$587.68	1.4%	78.6%	74.8%	3.8%	$468.42	$439.54	6.6%	27.07%	25.62%	145 bps
Orchards Inn Sedona	$244.33	$249.32	(2.0)%	77.7%	75.6%	2.1%	$189.96	$188.59	0.7%	29.25%	34.01%	-476 bps
Shorebreak	$268.57	$261.60	2.7%	78.7%	78.9%	(0.2)%	$211.27	$206.52	2.3%	34.68%	30.97%	371 bps
The Lodge at Sonoma	$310.27	$309.25	0.3%	74.3%	72.2%	2.1%	$230.57	$223.31	3.3%	29.67%	34.21%	-454 bps
Hilton Garden Inn Times Square Central	$235.87	$239.27	(1.4)%	98.5%	97.6%	0.9%	$232.29	$233.61	(0.6)%	23.27%	28.58%	-531 bps
Vail Marriott	$298.07	$294.81	1.1%	65.6%	60.8%	4.8%	$195.66	$179.23	9.2%	32.51%	32.84%	-33 bps
Westin San Diego	$194.30	$193.20	0.6%	82.0%	84.3%	(2.3)%	$159.39	$162.94	(2.2)%	38.23%	38.30%	-7 bps
Westin Washington D.C. City Center	$206.84	$204.56	1.1%	86.9%	88.7%	(1.8)%	$179.77	$181.40	(0.9)%	31.73%	33.48%	-175 bps
Renaissance Worthington	$186.24	$188.71	(1.3)%	75.4%	74.8%	0.6%	$140.50	$141.08	(0.4)%	34.71%	36.10%	-139 bps
Comparable Total (1)	$235.75	$234.20	0.7%	79.6%	79.5%	0.1%	$187.70	$186.30	0.8%	29.77%	30.23%	-46 bps

(1)
Amounts exclude the operating results of Frenchman's Reef for all periods presented, Havana Cabana Key West from January 1 to March 31, 2019 and the comparable period of 2018 and Hotel Emblem from September 1 to September 30, 2019 and the comparable period of 2018 and include the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix from January 1 to February 28, 2018 and Cavallo Point from January 1 to September 30, 2018.

Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,787	$1,123	$455	$—	$—	$1,578
Bethesda Marriott Suites	$3,880	$(1,078)	$471	$—	$1,514	$907
Boston Westin	$24,009	$2,413	$2,418	$2,182	$(60)	$6,953
Hilton Boston Downtown	$12,504	$4,271	$1,231	$—	$—	$5,502
Hilton Burlington	$6,121	$2,451	$486	$—	$—	$2,937
Cavallo Point	$10,633	$1,327	$1,828	$—	$79	$3,234
Renaissance Charleston	$3,398	$642	$421	$—	$(32)	$1,031
Chicago Marriott	$32,503	$6,887	$4,166	$(8)	$(397)	$10,648
Chicago Gwen	$10,771	$3,256	$1,077	$—	$—	$4,333
Courtyard Denver Downtown	$3,344	$1,393	$298	$—	$—	$1,691
Hotel Emblem	$2,305	$399	$297	$—	$—	$696
Courtyard Fifth Avenue	$4,191	$103	$449	$—	$253	$805
Courtyard Midtown East	$7,909	$570	$697	$970	$—	$2,237
Fort Lauderdale Westin	$8,131	$(949)	$1,675	$—	$—	$726
Frenchman's Reef	$1	$(2)	$—	$—	$—	$(2)
JW Marriott Denver Cherry Creek	$5,907	$269	$746	$692	$6	$1,713
Havana Cabana Key West	$1,996	$87	$260	$—	$—	$347
Sheraton Suites Key West	$2,666	$(55)	$351	$—	$—	$296
The Landing Resort & Spa	$4,060	$1,086	$418	$—	$—	$1,504
Lexington Hotel New York	$18,337	$1,319	$3,607	$6	$8	$4,940
Hotel Palomar Phoenix	$4,325	$(424)	$662	$39	$293	$570
Salt Lake City Marriott	$8,849	$2,368	$575	$608	$—	$3,551
L'Auberge de Sedona	$5,636	$727	$508	$—	$—	$1,235
Orchards Inn Sedona	$1,598	$(11)	$238	$—	$42	$269
Shorebreak	$5,281	$1,808	$348	$—	$40	$2,196
The Lodge at Sonoma	$7,549	$2,070	$508	$281	$—	$2,859
Hilton Garden Inn Times Square Central	$6,508	$944	$838	$—	$—	$1,782
Vail Marriott	$8,109	$1,140	$1,011	$—	$—	$2,151
Westin San Diego	$8,654	$1,439	$1,135	$637	$—	$3,211
Westin Washington D.C. City Center	$7,829	$280	$1,310	$663	$—	$2,253
Renaissance Worthington	$8,488	$(132)	$990	$784	$2	$1,644
Total	$240,279	$35,721	$29,474	$6,854	$1,748	$73,748
Less: Closed Hotel (2)	$(844)	$(206)	$(102)	$—	$—	$(308)
Comparable Total	$239,435	$35,515	$29,372	$6,854	$1,748	$73,440

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

(2)	Amounts represent the operating results of Frenchman's Reef for the period presented and Hotel Emblem from September 1 to September 30, 2019.

Hotel Adjusted EBITDA Reconciliation
	Third Quarter 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,675	$1,215	$451	$—	$—	$1,666
Bethesda Marriott Suites	$3,326	$(1,307)	$456	$—	$1,503	$652
Boston Westin	$22,298	$1,643	$2,413	$2,223	$(60)	$6,219
Hilton Boston Downtown	$12,473	$4,402	$1,242	$—	$—	$5,644
Hilton Burlington	$5,983	$2,207	$511	$—	$—	$2,718
Renaissance Charleston	$3,291	$763	$390	$—	$(32)	$1,121
Chicago Marriott	$32,756	$7,123	$4,147	$(1)	$(397)	$10,872
Chicago Gwen	$9,645	$2,189	$1,069	$—	$—	$3,258
Courtyard Denver Downtown	$3,342	$1,463	$301	$—	$—	$1,764
Hotel Emblem	$1,231	$34	$139	$—	$—	$173
Courtyard Fifth Avenue	$4,450	$497	$446	$—	$(5)	$938
Courtyard Midtown East	$7,738	$650	$684	$986	$—	$2,320
Fort Lauderdale Westin	$7,752	$(590)	$1,488	$—	$—	$898
Frenchman's Reef	$16	$5,931	$—	$—	$—	$5,931
JW Marriott Denver Cherry Creek	$6,006	$878	$471	$704	$—	$2,053
Havana Cabana Key West	$1,717	$2,076	$238	$—	$—	$2,314
Sheraton Suites Key West	$3,758	$948	$323	$—	$—	$1,271
The Landing Resort & Spa	$3,882	$1,097	$368	$—	$—	$1,465
Lexington Hotel New York	$16,846	$252	$3,525	$5	$8	$3,790
Hotel Palomar Phoenix	$4,108	$(476)	$633	$39	$297	$493
Salt Lake City Marriott	$7,565	$1,701	$526	$627	$—	$2,854
L'Auberge de Sedona	$5,563	$646	$487	$—	$—	$1,133
Orchards Inn Sedona	$1,752	$154	$235	$—	$41	$430
Shorebreak	$5,094	$1,654	$340	$—	$(15)	$1,979
The Lodge at Sonoma	$7,302	$2,246	$549	$288	$—	$3,083
Hilton Garden Inn Times Square Central	$6,655	$1,254	$811	$—	$—	$2,065
Vail Marriott	$6,877	$611	$743	$—	$—	$1,354
Westin San Diego	$9,587	$2,016	$1,122	$652	$—	$3,790
Westin Washington D.C. City Center	$7,006	$(261)	$1,311	$685	$—	$1,735
Renaissance Worthington	$8,124	$782	$950	$800	$2	$2,534
Total	$220,818	$41,798	$26,369	$7,008	$1,342	$76,522
Add: Prior Ownership Results (2)	$11,255	$2,367	$1,260	$—	$—	$3,627
Less: Closed Hotel (3)	$(46)	$(7,590)	$(46)	$—	$—	$(7,636)
Comparable Total	$232,027	$36,575	$27,583	$7,008	$1,342	$72,513

(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2) Amounts represent the pre-acquisition operating results of Cavallo Point.
(3) Amounts represent the operating results of Frenchman's Reef for the period presented and Hotel Emblem from September 1 to September 30, 2018.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$14,959	$3,891	$1,389	$—	$—	$5,280
Bethesda Marriott Suites	$13,051	$(2,031)	$1,422	$—	$4,555	$3,946
Boston Westin	$70,991	$6,286	$7,266	$6,506	$(180)	$19,878
Hilton Boston Downtown	$32,337	$9,124	$3,708	$—	$—	$12,832
Hilton Burlington	$14,031	$3,917	$1,500	$—	$—	$5,417
Cavallo Point	$30,600	$2,374	$5,557	$—	$221	$8,152
Renaissance Charleston	$11,566	$3,438	$1,242	$—	$(95)	$4,585
Chicago Marriott	$83,224	$12,127	$12,461	$110	$(1,192)	$23,506
Chicago Gwen	$25,709	$4,030	$3,285	$—	$—	$7,315
Courtyard Denver Downtown	$8,881	$3,407	$881	$—	$—	$4,288
Hotel Emblem	$5,649	$323	$868	$—	$—	$1,191
Courtyard Fifth Avenue	$11,417	$(519)	$1,330	$—	$760	$1,571
Courtyard Midtown East	$21,213	$(70)	$2,077	$2,891	$—	$4,898
Fort Lauderdale Westin	$38,246	$7,223	$4,853	$—	$—	$12,076
Frenchman's Reef	$—	$8,798	$—	$—	$—	$8,798
JW Marriott Denver Cherry Creek	$14,380	$(944)	$1,975	$2,062	$18	$3,111
Havana Cabana Key West	$7,351	$2,035	$740	$—	$—	$2,775
Sheraton Suites Key West	$12,906	$3,557	$1,033	$—	$—	$4,590
The Landing Resort & Spa	$7,618	$294	$1,179	$—	$—	$1,473
Lexington Hotel New York	$47,872	$(1,778)	$10,697	$17	$24	$8,960
Hotel Palomar Phoenix	$18,008	$2,319	$1,991	$116	$883	$5,309
Salt Lake City Marriott	$23,586	$5,120	$1,680	$1,818	$—	$8,618
L'Auberge de Sedona	$19,259	$3,688	$1,525	$—	$—	$5,213
Orchards Inn Sedona	$5,890	$884	$713	$—	$126	$1,723
Shorebreak	$13,704	$3,586	$1,046	$—	$121	$4,753
The Lodge at Sonoma	$19,023	$3,234	$1,571	$840	$—	$5,645
Hilton Garden Inn Times Square Central	$18,222	$1,731	$2,509	$—	$—	$4,240
Vail Marriott	$27,989	$6,063	$3,035	$—	$—	$9,098
Westin San Diego	$26,333	$4,769	$3,397	$1,901	$—	$10,067
Westin Washington D.C. City Center	$25,238	$2,075	$3,948	$1,986	$—	$8,009
Renaissance Worthington	$31,319	$5,597	$2,927	$2,340	$6	$10,870
Total	$700,572	$104,548	$87,805	$20,587	$5,247	$218,028
Less: Closed Hotels (2)	$(3,759)	$(10,209)	$(347)	$—	$—	$(10,556)
Comparable Total	$696,813	$94,339	$87,458	$20,587	$5,247	$207,472

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of rent from lease obligations and amortization favorable and unfavorable contract liabilities.

(2)	Amounts represent the operating results of Frenchman's Reef for the period presented, Havana Cabana Key West from January 1 to March 31, 2019 and Hotel Emblem from September 1 to September 30, 2019.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$14,327	$3,677	$1,378	$—	$—	$5,055
Bethesda Marriott Suites	$11,492	$(2,776)	$1,290	$—	$4,520	$3,034
Boston Westin	$66,888	$3,981	$7,122	$6,625	$(181)	$17,547
Hilton Boston Downtown	$31,021	$8,734	$3,723	$—	$—	$12,457
Hilton Burlington	$13,603	$3,758	$1,531	$—	$—	$5,289
Renaissance Charleston	$11,331	$3,471	$1,180	$—	$(95)	$4,556
Chicago Marriott	$78,271	$9,637	$12,285	$186	$(1,192)	$20,916
Chicago Gwen	$24,930	$3,382	$3,250	$—	$—	$6,632
Courtyard Denver Downtown	$8,747	$3,225	$928	$—	$—	$4,153
Hotel Emblem	$4,536	$652	$418	$—	$—	$1,070
Courtyard Fifth Avenue	$12,216	$746	$1,343	$—	$(15)	$2,074
Courtyard Midtown East	$20,884	$203	$2,048	$2,940	$—	$5,191
Fort Lauderdale Westin	$35,618	$7,434	$4,161	$—	$—	$11,595
Frenchman's Reef	$16	$13,167	$—	$—	$—	$13,167
JW Marriott Denver Cherry Creek	$17,122	$2,009	$1,493	$2,098	$—	$5,600
Havana Cabana Key West	$2,972	$2,127	$456	$—	$—	$2,583
Sheraton Suites Key West	$13,898	$5,064	$1,059	$—	$—	$6,123
The Landing Resort & Spa	$6,467	$565	$859	$—	$—	$1,424
Lexington Hotel New York	$46,310	$(2,741)	$10,436	$16	$24	$7,735
Hotel Palomar Phoenix	$12,106	$784	$1,513	$90	$692	$3,079
Salt Lake City Marriott	$24,519	$5,943	$1,690	$1,874	$—	$9,507
L'Auberge de Sedona	$18,923	$3,387	$1,462	$—	$—	$4,849
Orchards Inn Sedona	$6,468	$1,370	$705	$—	$125	$2,200
Shorebreak	$12,943	$2,986	$1,067	$—	$(44)	$4,009
The Lodge at Sonoma	$18,467	$3,879	$1,579	$859	$—	$6,317
Hilton Garden Inn Times Square Central	$18,364	$2,813	$2,435	$—	$—	$5,248
Vail Marriott	$25,413	$6,529	$1,817	$—	$—	$8,346
Westin San Diego	$27,853	$5,390	$3,334	$1,945	$—	$10,669
Westin Washington D.C. City Center	$25,060	$2,402	$3,937	$2,050	$—	$8,389
Renaissance Worthington	$29,532	$5,465	$2,805	$2,384	$6	$10,660
Total	$640,297	$107,263	$77,304	$21,067	$3,840	$209,460
Add: Prior Ownership Results (2)	$35,706	$5,390	$4,360	$38	$50	$9,838
Less: Closed Hotels (3)	$(46)	$(14,937)	$(46)	$—	$—	$(14,983)
Comparable Total	$675,957	$97,716	$81,618	$21,105	$3,890	$204,315

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of rent from lease obligations and amortization favorable and unfavorable contract liabilities.

(2)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1 to February 28, 2018 and Cavallo Point from January 1 to September 30, 2018.

(3)	Amounts represent the operating results of Frenchman's Reef for the period presented, Havana Cabana Key West from January 1 to March 31, 2018 and Hotel Emblem from September 1 to September 30, 2018.